                                                                  EXECUTION COPY

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                              PHARMACIA CORPORATION

                                       and

                          MELLON INVESTOR SERVICES LLC
                                  Rights Agent

                      Amended and Restated Rights Agreement

                          Dated as of February 20, 2001

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                                TABLE OF CONTENTS

Section 6.   Transfer, Split Up, Combination and Exchange
               of Right Certificates; Mutilated,
               Destroyed, Lost or Stolen Right Certificates.............       6

Section 7.   Exercise of Rights; Purchase Price; Expiration Date

Section 11.  Adjustment of Purchase Price, Number of Shares
               or Number of Rights......................................      10

Section 12.  Certificate of Adjusted Purchase Price or Number
               of Shares................................................      15

Section 13.  Consolidation, Merger or Sale or Transfer of Assets

Section 19.  Merger or Consolidation or Change of Name of
               Rights Agent.............................................      20

Section 20.  Duties of Rights Agent.....................................      20

                                      -i-

Exhibit A -   Form of Right Certificate

                                      -ii-

                      AMENDED AND RESTATED RIGHTS AGREEMENT

          Agreement, dated as of February 20, 2001, between Pharmacia
Corporation (formerly Monsanto Company), a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the
"Rights Agent").

          This Agreement amends and restates the Rights Agreement, dated
December 19, 1999 (the "Old Agreement"), between the Company and EquiServe Trust
Company N.A., the predecessor Rights Agent.

          The Board of Directors of the Company (the "Board) authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on February 5, 2000 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a share of Preferred
Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record
Date and the earliest of the Distribution Date, the Redemption Date and the
Final Expiration Date (as such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows, and agree that the Old Agreement is hereby amended and restated in its entirety as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and
          Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial owner (as such term is hereinafter defined) of
          20% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the
          Company or any Subsidiary of the Company, or any person or entity holding Common Stock for or pursuant to the terms of any such plan.
          Notwithstanding the foregoing, no Person shall become an "Acquiring
          Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to
          20% or more of the Common Stock of the Company then outstanding;
          provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding by reason of stock purchases by the Company and shall, after such stock purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a
          Person who would otherwise be an "Acquiring Person," as

               defined pursuant to the foregoing provisions of this paragraph
          (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               (b) "Affiliate" and "Associate" shall have the respective
          meanings ascribed to such terms in Rule 12b-2 of the General Rules and
          Regulations under the Securities Exchange Act of 1934, as amended (the
          "Exchange Act"), as in effect on the date of this Agreement.

               (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                    (i) which such Person or any of such Person's Affiliates or
               Associates beneficially owns, directly or indirectly;

                    (ii) which such Person or any of such Person's Affiliates or
               Associates has directly or indirectly, (A) the right to acquire
               (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of
               securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or
               Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
               Schedule 13D under the Exchange Act (or any comparable or
               successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such
               Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

                    Notwithstanding anything in this definition of Beneficial
               Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of
               securities of the Company, shall mean the number of such
               securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

               (d) "Business Day" shall mean any day other than a Saturday, a
          Sunday, or a day on which banking institutions in the State of New
          York or the State of New Jersey are authorized or obligated by law or executive order to close.

               (e) "Close of business" on any given date shall mean 5:00 P.M,
          New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

               (f) "Common Stock" when used with reference to the Company shall mean the shares of Common Stock of par value of $2 per share of the
          Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest)
          with the greatest voting power of such other Person or, if such other
          Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

               (g) "Distribution Date" shall have the meaning set forth in
          Section 3 hereof.

               (h) "Final Expiration Date" shall have the meaning set forth in
          Section 7 hereof.

               (i) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (j) "Preferred Stock" shall mean shares of Series A Junior
          Participating Preferred Stock, without par value, of the Company.

               (k) "Redemption Date" shall have the meaning set forth in Section
          7 hereof.

               (l) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the
          Exchange Act) by the Company or an Acquiring Person that an Acquiring
          Person has become such.

               (m) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The
Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights
Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i)
the tenth day after the Shares Acquisition Date or (ii) the tenth business day
(or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the
Company, any employee benefit plan of the Company or of any Subsidiary of the
Company or any person or entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any
person or entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock aggregating
20% or more of the then outstanding Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x)
the Rights will be evidenced (subject to the provisions of Section 3(b) hereof)
by the certificates for Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right
Certificates will be transferable only in connection with the transfer of Common
Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and to the extent that the Rights Agent is furnished with the requisite names and addresses, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right
Certificate, in substantially the form of Exhibit B hereto (a "Right
Certificate"), evidencing one Right for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right
Certificates.

          The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day following the date on which such notification is given. Until such oral or written notification is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

          (b) On the Record Date, or as soon as practicable thereafter, the
Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof
(together with a copy of the Summary of Rights). Until the Distribution Date (or
the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

          (c) Certificates for Common Stock which become outstanding (including, without limitation, reacquired Common Stock referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the
Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights
          Agreement between Pharmacia Corporation and Mellon Investor Services
          LLC, as Rights Agent, dated as of February 20, 2001 (the "Rights
          Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Pharmacia Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pharmacia Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the
Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any Common Stock after the
Record Date but prior to the Distribution Date, any Rights associated with such
Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

          Section 4. Form of Right Certificates. The Right Certificates (and the
forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof)

shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. The Right Certificates
shall be executed on behalf of the Company by its Chairman of the Board or the
President and by the Secretary or an Assistant Secretary of the Company under the corporate seal of the Company; provided that the signature of such officers upon the Right Certificates may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Right Certificates, the Company hereby adopting as binding upon it such facsimile signatures, notwithstanding the fact that at the time of the issuance of such Right Certificates such officer shall have ceased to hold such office, and provided that the seal of the
Company may be in the form of a facsimile and may be imprinted or otherwise reproduced on the Right Certificates. The Right Certificate shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.

          Following the Distribution Date, and following the receipt by the
Rights Agent of notification to the effect that a Distribution Date has occurred and to the extent that the Rights Agent is furnished with the requisite names and addresses, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrendering of Right Certificates upon exercise or transfer, books for registration and transfer of the Right
Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right
Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject
to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right
Certificate or Right Certificates (other than Right Certificates representing
Rights that have became void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates
surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or
Right Certificates shall make such request in writing delivered to the Rights
Agent, and shall surrender the Right Certificate or Right

Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the
Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until such holder shall have
(i) properly completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate and (ii)
provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the
Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner)
as the Company or the Rights Agent shall reasonably request. Thereupon the
Rights Agent shall countersign and deliver to the person entitled thereto a
Right Certificate or Right Certificates, as the case may be, as so requested.
The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until such holder shall have provided such sum, or other evidence that such tax or charge has been paid.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new
Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights. (a) The registered holder of any Right Certificate may exercise the
Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right
Certificate, with the form of election to purchase on the reverse side thereof duly executed and the certificate contained therein duly completed, to the
Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on February 5, 2010 (the "Final
Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), or (iii) the time at which such
Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price for each one one-thousandth of a share of
Preferred Stock purchasable pursuant to the exercise of a Right shall initially be $250, and shall be subject to adjustment from time to time as provided in
Section 11 or 13 hereof and shall be payable in lawful money of the United
States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable
Rights, with the form of election to purchase set forth on the reverse side thereof duly executed and the certificate contained therein duly completed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the
Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of
Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby irrevocably authorizes the depositary agent to comply with such request,
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such
Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the registered holder shall have
(i) properly completed and signed the certificate set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former
Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the
Company or the Rights Agent shall reasonably request.

          (f) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any Preferred Stock held in its treasury, the number of shares of Preferred
Stock that will be sufficient to permit the exercise in full of all outstanding
Rights in accordance with this Section 7.

          Section 8. Cancellation and Destruction of Right Certificates. All
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right
Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the
Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the
Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Availability of Preferred Stock. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all
Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase
Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of
Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

          Section 10. Preferred Stock Record Date. Each person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred
Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made;
provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the
Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number
of Rights. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in
Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the
Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase
Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or

reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current
Purchase Price multiplied by the number of one one-thousandths of a share of
Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of shares of
Common Stock of the Company as shall equal the result obtained by (x)
multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the
Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an
Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or
Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 that represents Rights beneficially owned by an Acquiring Person whose
Rights would be void pursuant to the preceding sentence or any Associate or
Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right
Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.

          (iii) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the
Company shall take all such action as may be necessary to authorize additional
Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company may substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such Preferred
Stock or fraction thereof.

                                       10

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them
(for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred
Stock or equivalent preferred stock) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred
Stock outstanding on such record date plus the number of shares of Preferred
Stock which the aggregate offering price of the total number of shares of
Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);
provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase
Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the
Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in
Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of
Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one
Right be less than the aggregate par value of the shares of capital stock of the
Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such

                                       11

a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days
(as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the
Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock
Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the
Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the
Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the
Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase
Price; provided,

                                       12

however, that any adjustments which by reason of this Section
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any
Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a)
hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any
Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the
Preferred Stock contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase
Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of
Rights (calculated to the nearest one ten-thousandth) obtained by dividing the
Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase
Price. The Company shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This

                                       13

record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least
10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right
Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the
Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right
Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the
Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the
Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred
Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                                       14

          (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A)
the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12. Certificate of Adjusted Purchase Price or Number of
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the
Rights Agent and with each transfer agent for the Common Stock or the Preferred
Stock a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a
Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying an any such certificate and on any adjustment contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or
Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the
Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger or consolidation, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company)
or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein)
shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of
Preferred Stock, such number of shares of Common Stock of such other Person
(including the Company as successor thereto or as

                                       15

the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common
Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a number of its shares of Common Stock sufficient to permit the exercise in full of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the
Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company
shall not be required to issue fractions of Rights or to distribute Right
Certificates which evidence fractional Rights. In lieu of such fractional
Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole
Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the
Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the
Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                                       16

          (b) The Company  shall not be required to issue  fractions  of shares of Preferred Stock (other than fractions which are integral multiples of the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of one Right) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are such integral multiples). Fractions of shares of Preferred
Stock in such integral multiples may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not such integral multiples, the
Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred
Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above). The Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required)
from the Company with respect to the Rights Agent's duties or obligations under such Sections.

          Section 15. Rights of Action. (a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof and the rights of action, if any, given to the Rights Agent under Section 20 hereof, are vested in the respective registered holders of the
Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the
Rights Agent or of the holder of any other Right Certificate (or, prior to the
Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company or Rights Agent's inability to perform any of their respective obligations under this Agreement by the reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute,

                                       17

rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right
Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree, or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the

                                       18

Rights Agent in connection with the acceptance, administration, exercise and performance of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the exercise or expiration of the Rights and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the
Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

          The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Right
Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the
Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such
Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right
Certificates shall have been countersigned but not delivered, any such successor
Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor
Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the
Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                                       19

          Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of
Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the
     Rights Agent shall deem it necessary or desirable that any fact or matter
     (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Executive, Senior, Group or
     other Vice President, the Treasurer or the Secretary of the Company and
     delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights
     Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this
     Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree, or ruling of a court of competent jurisdiction).

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact of recitals contained in this Agreement or in the
     Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the
     Rights Agent) or in respect of the validity or execution of any Right
     Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment

                                       20

     (except with respect to the exercise of Rights evidenced by Right
     Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred
     Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the
     Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Executive, Senior,
     Group or other Vice President, the Secretary or the Treasurer of the
     Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and it shall not be liable for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer, for any delay in acting while waiting for those instructions, or for the consequences of any failure or delay in receiving such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by such officer. Any application by the Rights Agent for written instructions may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.

          (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other
     Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself
     (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent negligence in the selection and continued employment thereof.

                                       21

          (j) If, with respect to any Right Certificate surrendered to the
     Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights
     Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to
     it.

          Section 21. Change of Rights Agent. The Rights Agent or any successor
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor
Rights Agent, whether appointed by the Company or by such a court, shall be (a)
a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the
State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an entity wholly owned by such a Person or by one or more such Persons. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights
Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the

                                       22

resignation or removal of the Rights Agent or the appointment of the successor
Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23. Redemption. (a) The Board of Directors of the Company may,
at its option, at any time prior to such time as any Person becomes an Acquiring
Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof
(such redemption price being hereinafter referred to as the "Redemption Price").
The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (b) Immediately upon the action of the Board of Directors of the
Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution
Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common stock prior to the Distribution
Date.

          Section 24. Exchange. (a) The Board of Directors of the Company may,
at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section
11(a)(ii) hereof) for Common Stock at an exchange ratio of one share of Common
Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common
Stock for or pursuant to the terms of any such plan), together with

                                       23

all Affiliates and Associates of such Person, becomes the Beneficial Owner of
50% or more of the Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the
Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange
Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof)
held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) for Common Stock exchangeable for
Rights, at the initial rate of one one-thousandth of a share of Preferred Stock
(or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction with respect to the Common Stock after the date hereof.

          (d) In the event that there shall not be sufficient Common Stock or
Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the
Company shall take all such action as may be necessary to authorize additional
Common Stock or Preferred Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of shares of
Common Stock or to distribute certificates which evidence fractional shares of
Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section
11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred

                                       24

Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its
Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its
Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its
Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right
Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right
Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Pharmacia Corporation
                           100 Route 206 North
                           Peapack, New Jersey  07971
                           Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof,  any notice or demand authorized by this  Agreement  to be given or made by the  Company  or by the holder of any
Right Certificate to or on the Rights Agent shall be sufficiently  given or made if sent by first-class mail,  postage prepaid,  addressed (until another address is filed in writing with the Company) as follows:

                                       25

                           Mellon Investor Services LLC
                           44 Wall Street
                           6th and 7th Floor
                           New York, New York  10005
                           Attention:  Relationship Manager

                           With a copy to:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, New Jersey  07660-2108
                           Attention:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the
Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. The Company may in its sole and absolute discretion from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that the Rights Agent shall execute any such supplement or amendment only if (i) it shall have been provided a certificate signed by an appropriate officer of the Company stating that the supplement or amendment is consistent with this Section 27, and (ii) in the case of any such supplement or amendment under this Agreement that restricts the rights or immunities or expands the duties or obligations of the Rights
Agent, the Rights Agent shall have given its express written consent; and
provided, further, that from and after such time as any Person becomes an
Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in
Sections 1(a) and 3(a) hereof to not less than 10% (the "Reduced Threshold");
provided, however, that no Person who beneficially owns a number of Common
Shares equal to or greater than the Reduced Threshold shall become an Acquiring
Person unless such Person shall, after the public announcement of the Reduced
Threshold, increase its beneficial ownership of the then outstanding Common
Shares (other than as a result of an acquisition of Common Shares by the
Company) to an amount equal to or greater than the greater of (x) the Reduced
Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Common Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) .001%.

                                       26

          Section 28. Successors. All the covenants and provisions of this
Agreement by or for the  benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights
Agent and the registered holders of the Right Certificates (and, prior to the
Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the
State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                       27

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           PHARMACIA CORPORATION

                                            By: /s/ Don W. Schmitz
                                               ---------------------------------
                                               Name:  Don W. Schmitz
                                               Title: Vice President and
                                                      Secretary

                                            MELLON INVESTOR SERVICES LLC,
                                                   as Rights Agent

                                             By: /s/ Beverly A. Verrico
                                                --------------------------------
                                                Name:  Beverly A. Verrico
                                                Title: Vice President

                                       28

                            Form of Right Certificate

Certificate No. R-                                                _______ Rights

               NOT EXERCISABLE AFTER FEBRUARY 5, 2010 OR EARLIER IF REDEMPTION
               OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE
               OPTION OF THE COMPANY, AT $.001 PER RIGHT AND TO EXCHANGE ON THE
               TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN
               CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS
               ISSUED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED
               IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

                                Right Certificate

                              PHARMACIA CORPORATION

          This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of February 20, 2001 (the
"Rights Agreement"), between Pharmacia Corporation, a Delaware corporation (the
"Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time after the
Distribution Date (as such term is defined in the Rights Agreement) and prior to
5:00 P.M., New York City time, on February 5, 2010 at the office of the Rights
Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred
Stock, without par value (the "Preferred Stock"), of the Company, at a purchase price of $250 per one one-thousandth of a share of Preferred Stock (the
"Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the certificate on the reverse hereof, duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 19, 1999, based on the Preferred Stock as constituted at such date. As provided in the Rights
Agreement, the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which
Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the
Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

                                       A-1

Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or
Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Stock or shares of the Company's Common Stock of par value of $2 per share.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of one Right, which may, at the election of the
Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder, as such, of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the
Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                      A-2

     WITNESS the facsimile  signature of the proper  officers of the Company and its corporate seal. Dated as of _________________, 20__.

ATTEST:                                                   PHARMACIA CORPORATION

                                            By
-----------------------------------           ----------------------------------
Secretary                                     Title:

Countersigned:

MELLON INVESTOR SERVICES LLC
    as Rights Agent

By
  --------------------------------
  Authorized Signature

                                      A-3

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED  ________________________________________  hereby sells, assigns and transfers unto _____________________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby  irrevocably  constitute and appoint _______________ Attorney,  to transfer the within Right Certificate on the books of the within-named  Company, with full power of substitution.

Dated:                                      , 20__

                                                          Signature

          Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers,
Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a
Person who is or was an Acquiring Person or an Affiliate or Associate of an
Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) to the best knowledge of the undersigned, the undersigned [ ] did [
] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring
Person.

Dated:            , 20__

                                                              Signature

                                      A-4

             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

       (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To PHARMACIA CORPORATION

         The undersigned hereby irrevocably elects to exercise ______________
Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Preferred Stock be issued in the name of:

Please insert social security
or other identifying number

                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                         (Please print name and address)

Dated:                     20__

                                              Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities
Dealers Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                      A-5

             Form of Reverse Side of Right Certificate -- continued

                                   Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a
Person who is or was an Acquiring Person or an Affiliate or Associate of an
Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) to the best knowledge of the undersigned, the undersigned [ ] did
[ ] did not acquire the Rights evidenced by this Right Certificate from any
Person who is or was an Acquiring Person or an Affiliate or Associate of an
Acquiring Person.

Dated:                     20__
                                     Signature

                                     NOTICE

          The signature in the Form of Assignment or Form of Election to
Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of
Assignment or the Form of Election to Purchaser, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement) and such
Assignment or Election to Purchase will not be honored.